Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276774

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 5, 2024)

4,755,556 American Depositary Shares representing

47,555,560 Ordinary Shares

Kazia Therapeutics Limited

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated February 5, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-276774), with the information contained in our current report on Form 6-K furnished to the Securities and Exchange Commission on April 19, 2024 (the “April 19, 2024 Form 6-K”). Accordingly, we have attached the April 19, 2024 Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The ADSs are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “KZIA.” On April 18, 2024, the last reported sale price of the ADSs on Nasdaq was $0.3462 per ADS.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of the Prospectus and the “Risk Factors” in “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F, which is incorporated by reference in the Prospectus, as well as in any other recently filed reports and, if any, in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 19, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of April, 2024

Commission File Number 000-29962

Kazia Therapeutics Limited

(Translation of registrant’s name into English)

Three International Towers Level 24 300 Barangaroo Avenue Sydney NSW 2000

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☑    Form 40-F ☐

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

On April 19, 2024, Kazia Therapeutics Limited (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Alumni Capital LP (“Alumni Capital”). Pursuant to the Purchase Agreement, the Company may sell to Alumni Capital up to $15,000,000 (the “Investment Amount”), of American Depositary Shares (“ADSs”), representing fully paid ordinary shares, no par value (“Ordinary Shares”), with each ADS representing ten Ordinary Shares (the “Purchase Notice Securities”), from time to time during the term of the Purchase Agreement. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”), covering the resale of the ADSs issued or sold to Alumni Capital under the Purchase Agreement under the Securities Act of 1933, as amended (the “Registration Statement”).

In consideration for Alumni Capital’s execution and delivery of the Purchase Agreement, the Company shall issue a warrant to Alumni Capital (the “Warrant”), valid for a term of three (3) years, entitling Alumni Capital to purchase ADSs (the “Warrant ADSs”) with a value (calculated based on the then-current ADS to Ordinary Share ratio) equal to five percent (5%) of the Investment Amount. The Warrant exercise price is variable and is equal to $6,000,000 divided by the number of outstanding Ordinary Shares as of the time of exercise, multiplied by the then-current ADS to Ordinary Share ratio. On April 19, 2024, the exercise price was $0.204. Alumni Capital may exercise the Warrant on a cashless basis if the Company does not maintain an effective registration statement for the resale of the Warrant ADSs.

The Company cannot issue any ADSs to Alumni Capital until the date that the Registration Statement is declared effective by the SEC and a final prospectus in connection therewith is filed and all of the other conditions set forth in the Purchase Agreement are satisfied (such date, the “Commencement Date”).

The Company shall have no right to issue any Purchase Notice Securities and Alumni Capital shall have no obligation to purchase any Purchase Notice ADSs if the issuance of the underlying Ordinary Shares underlying such Purchase Notice Securities would result in Alumni Capital and its associates holding more than 19.9% of the Company’s outstanding Ordinary Shares (the “Exchange Cap”), unless the Company obtains shareholder approval to issue ADSs in excess of the Exchange Cap.

Beginning on the Commencement Date and until December 31, 2025, under the terms and subject to the conditions of the Purchase Agreement, from time to time, at the Company’s discretion, the Company has the right, but not the obligation, to issue to Alumni Capital, and Alumni Capital is obligated to purchase, the Purchase Notice Securities, subject to certain limitations set forth in the Purchase Agreement. Specifically, from time to time, from and after the Commencement Date, the Company may, at its discretion, direct Alumni Capital to purchase on any single business day no greater than $500,000 in ADSs ($1,000,000 for the initial purchase thereunder), unless waived upon mutual discretion between the Company and Alumni Capital, up to an amount no greater than $2,500,000. The purchase price in respect of any purchase notice shall equal the lowest traded price of the ADSs during the five business days prior to the closing of any purchase thereunder, multiplied by 95% (90% for the initial purchase pursuant to the Purchase Agreement).

The Purchase Agreement also prohibits the Company from directing Alumni Capital to purchase any ADSs if those ADSs, when aggregated with all other ADSs and Ordinary Shares then beneficially owned by Alumni Capital and its affiliates, would result in Alumni Capital and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding Ordinary Shares.

The Purchase Agreement will automatically terminate on the earlier of (i) December 31, 2025; or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law (as defined in the Purchase Agreement), the Company commences a voluntary case or any person commences a proceeding against the Company, a Bankruptcy Custodian (as defined in the Purchase Agreement) is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors. The Purchase Agreement does not include any of the following: (i) limitations on the Company’s use of amounts it receives as the purchase price for the ADSs sold to Alumni Capital; (ii) financial or business covenants; (iii) restrictions on future financings (other than restrictions on its ability to enter into other equity line of credit transactions or transactions that are similar thereto); (iv) rights of first refusal; or (v) participation rights or penalties.

The Company’s net proceeds under the Purchase Agreement will depend on the frequency of sales and the number of ADSs sold to Alumni Capital and the prices at which the Company sells ADSs to Alumni Capital. The Company expects that any net proceeds it receives from such sales to Alumni Capital will be used for general corporate purposes, including working capital.

The foregoing description of the Purchase Agreement and Warrant does not purport to be complete and is qualified in its entirety by reference to complete text of the Purchase Agreement and Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 6-K.

The Company hereby incorporates by reference the information contained herein into the Company’s registration statements on Form F-3 (File No. 333-259224 and 333-276091).

EXHIBIT LIST

Exhibit	Description

4.1	Form of Warrant

10.1	Purchase Agreement, by and between Kazia Therapeutics Limited and Alumni Capital LP, dated April 19, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kazia Therapeutics Limited (Registrant)

/s/ John Friend

John Friend

Chief Executive Officer

Date: 19 April 2024

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant No. ________

WARRANT

KAZIA THERAPEUTICS LIMITED

Initial Exercise Date: April ___, 2024

THIS WARRANT TO PURCHASE FULLY PAID ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, Alumni Capital LP or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after April ____, 2024 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the three (3) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Kazia Therapeutics Limited, a public company limited by shares incorporated under the laws of Australia (the “Company”), the Company’s fully paid ordinary shares, no par value (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”), with each ADS representing ten (10) Ordinary Shares, in the amounts and the price per share as set forth in Section 2.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Purchase Agreement (the “Purchase Agreement”) dated as of April 19, 2024, by and between the Company and the Holder.

For purposes of this Warrant, the following terms shall have the following meanings:

“ADS Depositary” means shall mean The Bank of New York Mellon and any successor ADS depositary of the Company.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Approved Equity Plan” means any employee benefit plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs, and Options may be issued to any employee, officer, consultant, or director for services provided to the Company in their capacity as such.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Convertible Securities” means any stock, shares, or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Excluded Securities” means (i) securities issuable pursuant to the Purchase Agreement or this Warrant; (ii) securities issued upon the conversion or exercise of any Option or Convertible Security which is outstanding as of the Execution Date; (iii) Ordinary Shares or ADSs issuable upon a share split, share dividend, or any subdivision of shares of Ordinary Shares or ADSs approved by the Company’s shareholders; and (iv) Ordinary Shares or ADSs (or Options, Convertible Securities, or other rights to purchase such Ordinary Shares or ADSs) issued or issuable to employees or directors of, or consultants providing bona fide services to, the Company pursuant to an Approved Equity Plan (as defined above) provided that all such issuances (taking into account the Ordinary Shares or ADSs issuable upon exercise of such Options or Convertible Securities) after the date hereof pursuant to this clause (iv) do not, in the aggregate, exceed 10% of either the Ordinary Shares or the ADSs issued and outstanding.

“Exercise Date” means each date on which the Holder elects to exercise this Warrant, in whole or in part.

“Exercise Value” means the number of ADSs received upon an exercise of this Warrant multiplied by the Exercise Price applicable to such exercise.

“Market Price” means the highest traded price of the ADSs during the twenty (20) Trading Days prior to the date of the respective Notice of Exercise.

“Options” means any rights, warrants, or options to subscribe for, purchase, or otherwise acquire Ordinary Shares, ADSs, or Convertible Securities.

“Share Equivalents” shall mean any securities of the Company entitling the holder thereof to acquire at any time Ordinary Shares represented by ADSs, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares represented by ADSs.

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“Trading Day” means a day on which the ADSs are traded on the Trading Market; provided, however, that if the ADSs are not listed or quoted on the Trading Market, then Trading Day shall mean any day except Saturday, Sunday, and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Delaware are authorized or required by law or other government action to close.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

“Warrant ADSs” means the ADSs issuable upon exercise of this Warrant.

“Warrant Shares” means the Ordinary Shares underlying the Warrant ADSs.

Section 2. Exercise.

a) Exercise of Warrants. Exercise of the purchase rights for Warrant ADSs represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed notice of exercise in the form annexed hereto as Exhibit A (a “Notice of Exercise”), which may be delivered in a .PDF format via electronic mail pursuant to the notice provisions set forth in the Purchase Agreement. Within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day), the Company shall have received payment of the aggregate Exercise Price of the Warrant ADSs thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(c) below (if available). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Company shall be entitled to conclusively assume the genuineness of any signature on any Notice of Exercise delivered to the Company pursuant to this Section 2(a), the legal capacity and competency of all natural persons signing any Notice of Exercise so delivered, the authenticity of any Notice of Exercise so delivered, the conformity to an authentic original of any Notice of Exercise so delivered as certified, authenticated, conformed, photostatic, facsimile, or electronic and the authenticity of the original of such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. The Holder and the Company shall maintain records showing the number of Warrant

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ADSs purchased and the date of such purchases, and the Company shall be entitled to conclusively assume that its records of the number of Warrant ADSs purchased and the date of such purchases are accurate, absent actual notice to the contrary. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice.

b) Number of Warrant ADSs. Subject to the terms and conditions set forth herein, the Holder shall have the right to purchase from the Company a number of Warrant ADSs equal to (i) five percent (5%) of the Commitment Amount, less the Exercise Value of all partial exercises of this Warrant in accordance with Section 2(a) prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date.

c) Exercise Price. The exercise price per Warrant ADS shall be calculated by dividing $6,000,000 (the “Valuation”) by the total number of outstanding Ordinary Shares as of the Exercise Date (the “Exercise Price”) multiplied by the then-current ADS to Ordinary Share ratio pursuant to the ADS Deposit Agreement.

d) Cashless Exercise. If at any time after the six month anniversary of the date of the Purchase Agreement, there is no effective Registration Statement registering, or no current prospectus available for, the resale by the Holder of the Warrant ADSs, then, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Market Price;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) with respect to Holder and the Warrant ADSs are met, including that at least one year has elapsed since the date of this Warrant, in the case of such a cashless exercise, the Company agrees that the Company will use its reasonable best efforts to cause the removal of the legend from such Warrant ADSs (including by delivering an opinion of the Company’s counsel to the Company’s transfer agent and/or the ADS Depositary at its own expense to ensure the foregoing), and the Company agrees that the Holder is under no obligation to sell the Warrant ADSs issuable upon the exercise of the Warrant prior to removing the legend. The Company expressly acknowledges that Rule 144(d)(3)(ii), as currently in effect, provides that Warrant ADSs issued solely upon a cashless exercise shall be deemed to have been acquired at the same time as the Warrant. The Company agrees not to take any position contrary to this Section 2(c). The removal of legends shall be subject to the Holder delivering customary documentation for the removal of legends to the Company, its outside counsel, the Transfer Agent and the ADS Depositary in form satisfactory to each, including, without limitation, a customary letter representing the facts necessary to support

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removal of the legend under Rule 144. The Company shall pay all costs associated with any such required opinions, and counsel to the Company shall provide all opinions with respect to any resales pursuant to Rule 144 or otherwise at the sole cost of the Company, and the Company shall provide confirmation to the Transfer Agent that all such opinions are acceptable. If counsel to the Company fails to provide a legal opinion reasonably satisfactory to the Company in accordance with this Section, the Holder shall have the right to provide an opinion of counsel selected by the Holder, the cost of which shall be borne by the Company.

e) Mechanics of Exercise.

i. Delivery of Warrant ADSs Upon Exercise. On the delivery of an effective Exercise Notice and the receipt of documentation from the Holder satisfactory to the Company, its outside legal counsel, the Transfer Agent and the ADS Depositary, the Company shall instruct the ADS Depositary to transmit the Warrant ADSs purchased hereunder to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) the legend has been properly removed from the Warrant, (B) the Holder presents evidence that the Warrant ADSs have been resold pursuant to the Registration Statement or (C) the exercise of the Warrant is a cashless exercise pursuant to Section 2(d) of this Warrant. Otherwise, delivery will be made by a book-entry statement evidencing that the applicable Warrant ADSs have been issued to the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, subject to a legend restricting reoffer and resale of the Warrant ADSs. In either case, delivery will be made, by the date that is two (2) Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise provided that such Notice of Exercise is received by 12 p.m. EST and three (3) Trading Days for any Notice of Exercise received after 12 p.m. EST, and (B) the Company’s receipt of payment of the aggregate Exercise Price of the Warrant ADSs thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d) (such date, the “Warrant ADS Delivery Date”). The Warrant ADSs shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such ADSs for all purposes, as of the date the Warrant ADSs have been issued to the Holder. Until the Warrant ADSs have been issued to the Holder, the Ordinary Shares to be represented by the Warrant ADSs shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Ordinary Shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted). Notwithstanding the foregoing, if, for any reason, the Warrant ADSs subject to a Notice of Exercise are not delivered to the Holder by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Holder fails to make payment of the aggregate Exercise Price of the Warrant ADSs pursuant to a Notice of Exercise within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day) by wire transfer or cashier’s check drawn on a United States bank, then the Company will have the right to rescind such exercise, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d). If the Company fails to cause the ADS Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(e)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the ADS Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(e)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant ADSs for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof; provided that the ADS Depositary may close its books to deposits of shares for issuance of ADSs at its discretion in accordance with the terms of the ADS Deposit Agreement.

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v. No Fractional Shares or Scrip. No fractional ADSs or scrip representing fractional ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS.

vi. Charges, Taxes, and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees charged by the ADS Depositary.

vii. Closing of Books. The Company will not close its Ordinary Share books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

f) Holder’s Exercise Limitations.

i. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(f), the foregoing sentence, the number of ADSs beneficially owned by the Holder and its Affiliates shall include the number of ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the

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Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(f), in determining the number of outstanding ADSs, a Holder may rely on the number of outstanding ADSs as reflected in (A) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Private Issuer on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the ADS Depositary setting forth the number of ADSs outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Company shall within two Trading Days confirm orally and in writing to the Holder the number of ADSs then outstanding. In any case, the number of outstanding ADSs shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding ADSs was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs upon exercise of this Warrant held by the Holder and the provisions of this Section 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

ii. To the extent the exercise of any portion of this Warrant requires the Company to receive the approval of the Company’s shareholders pursuant to NASDAQ Capital Market Listing Rules or the securities laws of any other applicable jurisdiction (including but not limited to Chapter 6 of the Corporations Act), the Company shall not effect such exercise of this Warrant, and a Holder shall not have the right to exercise any such portion of this Warrant, pursuant to Section 2 or otherwise, unless and until such approval has been received by the Company.

Section 3. Certain Adjustments.

a) Shares Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the

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Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, as applicable or (iv) issues by reclassification of Ordinary Shares or ADSs any shares in the share capital of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury Ordinary Shares or ADSs, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of Warrant ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of holders of Ordinary Shares or ADSs, as applicable, to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Number of Warrant ADSs. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3(a), the number of Warrant ADSs that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant ADSs shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares or ADSs are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or 50% or more of the voting power of the entire share capital of the Company (including any Ordinary Shares underlying the ADSs, as applicable), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization, or recapitalization of Ordinary Shares or ADSs or any compulsory exchange pursuant to which the Ordinary Shares or ADSs are effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement, buy-back, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares or ADSs (not including any Ordinary Shares or ADSs held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall cause any successor entity in a

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Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

d) Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to, and not in limitation of, the other provisions of this Section 3, excluding any Excluded Securities issued after the Closing Date, the Company in any manner issues or sells or enters into any agreement to issue or sell Options or Convertible Securities that contain terms, such as conversion rate or price adjustments, that offset, in whole or in part, declines in the market value of the Company’s ADSs occurring prior to conversion or exchange (other than terms that adjust for share splits, share combinations, share dividends, or other Company-initiated changes in its capitalizations) (each of the formulations for such adjustments being herein referred to as, the “Variable Price”, and any such securities, “Variable Price Securities”), the Company shall provide written notice thereof via .PDF format via electronic mail pursuant to the notice provisions of the Purchase Agreement to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion, to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Notice of Exercise delivered upon any exercise of this Warrant that, solely for purposes of such exercise, the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

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e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of ADSs or Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of ADSs or Ordinary Shares (excluding treasury ADSs or Ordinary Shares, if any, as applicable) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail or deliver via electronic mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares or ADSs are converted into other securities, cash, or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights, or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares or ADSs of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued, subject to any applicable restrictive legends on the Warrants or Warrant ADSs.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. Subject to any limitations imposed by applicable law and the representations and warranties of the Holder as set out in Section 5, this Warrant may be offered for sale, sold, transferred, or assigned without the consent of the Company.

Section 5. Representations and warranties by the Holder.

a) The Holder, by the acceptance hereof, represents and warrants to the Company that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act; provided, however, that the Investor reserves the right to dispose of the Purchase Agreement Securities at any time in accordance with federal and state securities laws and the applicable securities laws of any jurisdiction relevant to such disposition and subject to compliance with the terms of this Agreement.

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b) The Holder, by acceptance hereof, further represents and warrants to the Company that:

c) it is acquiring the Warrant, and upon any exercise hereof, will acquire the Warrant ADSs issuable upon any exercise thereof in compliance with the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeovers Regulation 2015 (Cth) and will not be required to give notice to the Treasurer of the Commonwealth of Australia under such laws and regulations; and

d) it is a “sophisticated investor” or a “professional investor” pursuant to section 708(8) or section 708(11) of the Corporations Act respectively, otherwise exempted from the disclosure requirements under Chapter 6D of the Corporations Act or is a person outside Australia to whom an offer of securities can be made in accordance with the applicable laws of the jurisdiction in which the Holder is situated or subject to without a prospectus disclosure;

e) it is not a “related party” (as that term is not defined in the Corporations Act);

f) it acknowledges that the Company is issuing the Warrant and Warrant ADSs for the purpose of raising capital for the Company and not for the purpose of the Holder selling or transferring such Warrant, or selling or transferring, granting, issuing or transferring interests in, or options or warrants over the Warrant ADSs. Rather, it is the Company’s preference that the Holder acquires the such Warrant and/or Warrant ADSs and remain medium to long term holders of such Securities; and

g) its present intention is to be a holder of the Warrant and Warrant ADSs for a minimum period of at least 12 months after the issuance of those securities. This confirmation is understood to be a statement by the Holder of its present intention only and not an undertaking not to sell, particularly where the Holder’s investment objectives or market conditions change.

Section 6. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(a).

b) Loss, Theft, Destruction, or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant or any ADS certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or ADS certificate, if mutilated, the Company will make and deliver a new Warrant or ADS certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or ADS certificate.

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c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Ordinary Shares. The Company covenants that, during the period the Warrant is outstanding, all corporate authorizations will be procured to issue a sufficient number of Ordinary Shares to provide for the issuance of the Warrant ADSs upon the exercise of any purchase rights under this Warrant (the “Required Reserve Amount”). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Ordinary Shares underlying the Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs representing such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs may be listed. The Company covenants that all Warrant Shares underlying the Warrant ADSs which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid, and nonassessable (meaning, for the purposes of this Warrant, that holders of such securities, having fully paid all amounts due on the issuance of such securities, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company or subject to any call for payment of further capital in their capacity solely as holders of securities) and free from all taxes, liens, and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) ADS Depositary Instructions. The Company covenants and agrees that it will, at all times during the period the Warrant is outstanding, maintain a duly qualified independent ADS Depositary. Subject to Section 5(g), the Company warrants that it will not direct its ADS Depositary not to transfer or delay, impair, and/or hinder its ADS Depositary in transferring (or issuing and delivering)(electronically or in certificated form) any certificate or book-entry statement for Warrant ADSs to be issued to the Holder upon exercise of or otherwise pursuant to this Warrant as and when required by this Warrant and the Purchase Agreement (provided, however, that the ADS Depositary shall not be required to remove restrictive legends from the Warrant ADSs if it has not received customary and reasonable documentation with respect to such removal to its satisfaction). Nothing in this Section shall affect in any way the Holder’s obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Warrant ADSs. As a condition to any resale of the Warrant ADSs, (x) the Company, the ADS Depositary or the Transfer Agent may require an opinion of the Company’s legal counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent to the effect that such resale has been registered under the Securities Act pursuant to the Registration Statement or does not require registration under the Securities Act pursuant to an available exemption therefrom, and (y) the Investor shall provide to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent such representations by the Investor and/or the broker executing such resale or other documentation required by the Company, its legal counsel, the ADS Depositary, and the Transfer Agent in support of such

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opinion. If the Company fails to cause its legal counsel to provide the legal opinion described in the immediately preceding sentence in connection with a resale effected pursuant to an exemption from registration under the Securities Act (including Section 4(a)(1) of the Securities Act and the Rule 144 safe harbor thereunder) and if permitted by the ADS Depositary and the Transfer Agent, the Investor shall have the right to provide an opinion of a legal counsel selected by the Investor, which opinion shall be in form and substance satisfactory to the Company (together with any representations by the Investor and/or the broker executing such resale or other documentation required by the Company, the ADS Depositary, and the Transfer Agent in support of such opinion), the cost of which shall be borne by the Company. The Company shall also pay all costs associated with any opinions delivered by its legal counsel. If the Company or a Holder provides such an opinion and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Warrant ADSs, promptly instruct its ADS Depositary to issue and deliver one or more certificates or book-entry statements, free from restrictive legend, in such name and in such denominations as specified by the Holder with respect to such Warrant ADSs. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(e) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

f) Disputes regarding Number of Warrant ADSs or Exercise Price.

i. In the case of a dispute relating to the Number of Warrant ADSs or the Exercise Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other Party via facsimile or electronic mail within five (5) Business Days after the Party learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Number of Warrant ADSs or the Exercise Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company and the Holder may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute. If the Parties cannot agree upon such an investment bank within ten (10) Business Days of the date of the initial notice, the Parties shall submit the dispute to to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware pursuant to Section 5(q).

ii. The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the above and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as

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the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the Party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

iii. The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the losing Party, and such investment bank’s resolution of such dispute shall be final and binding upon all Parties. The terms of this Agreement and each other applicable Transaction Document and the Required Dispute Documentation shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents.

iv. Both the Company and the Holder expressly acknowledge and agree that (i) this Section 6(f) constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 5701, et seq. of the Delaware Code Title 10 with respect to the dispute described in Section 6(f)(i) and that both the Company and the Holder are authorized to apply for an order to compel arbitration pursuant to Delaware Code Title 10 § 5703 in order to compel compliance with this Section 6(f).

g) Restrictions.

i. The Holder acknowledges that, unless the conditions of the issuance of unrestricted Warrant ADSs have been satisfied, the Warrant ADSs acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws. The certificate(s) or book-entry statement(s) representing any Warrant ADSs issued pursuant to this Warrant, except as set forth below, may bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of any such Warrant ADSs):

THE ORDINARY SHARES UNDERLYING THE SECURITIES

REPRESENTED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“ACT”), OR UNDER THE SECURITIES LAWS OF ANY

OTHER JURISDICTIONS. AS A RESULT THESE SECURITIES

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(INCLUDING THE ORDINARY SHARES UNDERLYING SUCH SECURITIES) MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).

ii. Upon the written request by the Holder to the Company if, at the time of such request, the Investor (i) is not, and has not been during the preceding three months, an Affiliate of the Company, (ii) has held the applicable Purchase Agreement Securities subject to such request for at least one year as determined in accordance with Rule 144, (iii) all of the other requirements of Rule 144 for the resale of the Warrant ADSs subject to such request are satisfied and (iv) concurrently with such request, the Holder delivers to the Company, its counsel, the Transfer Agent, and the ADS Depositary a customary written certification that the requirements set forth in the foregoing clauses (i) through (iii) are accurate, the Company shall, no later than one (1) Trading Day following the delivery by the Holder to the Transfer Agent and/or ADS Depositary, as applicable, of one or more legended certificates or book-entry statements representing any Warrant ADSs subject to such request, together with such other documentation from the Holder and its designated broker-dealer as the Transfer Agent and/or ADS Depositary, as applicable, deem reasonably necessary and appropriate, authorize the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer thereof) contemplated by Section 5(g)(i) affixed to the Warrant ADSs (as applicable) subject to such request. At the times the Company authorizes the removal of the Securities Act restrictive legends on the Warrant ADSs subject to such request (and any stop transfer instructions placed against transfer thereof) pursuant to this Section 5(g)(ii), the Company shall, at its sole expense, use its commercially reasonable efforts to cause its legal counsel to issue to the Transfer Agent and/or ADS Depositary, as applicable, a legal opinion or direction letter authorizing the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legends contemplated by Section 5(g)(i) on the Warrant ADSs (as applicable) subject to such request (which legal opinion or direction letter may be delivered to the Transfer Agent and/or ADS Depositary, as applicable, in advance setting forth the conditions to the removal of such legends). The Company shall be responsible for the fees of its Transfer Agent and ADS Depositary and the Company’s legal counsel associated with any such legend removals. If counsel to the Company fails to provide a legal opinion reasonably satisfactory to the Transfer Agent and/or ADS Depositary, as applicable, in accordance with this Section, the Holder shall have the right to provide an opinion of counsel selected by the Holder, the cost of which shall be borne by the Company. The Holder further understands and agrees that (i) the Warrant ADSs will be subject to secondary trading restrictions under the Corporations Act (ii) the Company does not represent or warrant, has not represented or warranted (either express or implied), at any time, that the Company has or will satisfy the criteria required under the Corporations Act to permit the Holder to transfer and on-sell the Warrant ADSs and the Ordinary Shares underlying those Warrant ADSs without restriction following the issuance of such securities; and (iii) the Company is under no obligation under this Agreement or otherwise to take any action to enable the Holder to transfer or sell the Warrant ADSs or Ordinary Shares underlying the Warrant ADSs.

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h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers, or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant, without the necessity of showing economic loss and without any bond or other security being required. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

m) Amendment. This Warrant (other than Section 2(f)) may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

n) Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or

18

unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

o) Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

p) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

q) Jurisdiction and Venue. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Warrant, shall be submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT. The parties agree that all dispute resolution proceedings in accordance with this Section 5(q) may be conducted in a virtual setting.

********************

(Signature Page Follows)

19

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Initial Exercise Date.

KAZIA THERAPEUTICS LIMITED

By:
Name: John E. Friend II
Title: Chief Executive Officer

Warrant Signature Page

EXHIBIT A

NOTICE OF EXERCISE

TO:	KAZIA THERAPEUTICS LIMITED

THE BANK OF NEW YORK MELLON

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	,

Holder’s Signature:

Holder’s Address:

B-1

Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”), dated as of April 19, 2024 (the “Execution Date”), by and between KAZIA THERAPEUTICS LIMITED, a public company incorporated under the laws of Australia (the “Company”), and ALUMNI CAPITAL LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell and issue to the Investor, and the Investor wishes to subscribe for and buy from the Company, up to $15,000,000 of the Company’s American Depositary Shares (the “ADSs”) representing fully paid ordinary shares, no par value (“Ordinary Shares”), with each ADS representing ten (10) Ordinary Shares.

WHEREAS, the Ordinary Shares (the “Underlying Ordinary Shares”) shall be deposited pursuant to a deposit agreement (the “ADS Deposit Agreement”) dated as of June 16, 2016 among the Company, The Bank of New York Mellon, as ADS Depositary (as defined below), and all Owners and Holders from time to time of ADSs issued thereunder for delivery of ADSs representing the Underlying Ordinary Shares.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ADS Deposit Agreement” shall have the meaning specified in the recitals to this Agreement.

“ADS Depositary” shall mean The Bank of New York Mellon and any successor ADS depositary of the Company.

“ADSs” shall have the meaning specified in the recitals to this Agreement.

“Affiliate” shall mean, with respect to a Party, any individual, a corporation or any other legal entity, directly or indirectly, controlling, controlled by or under common control with such Party. For purpose of this definition, the term “control,” as used with respect to any corporation or other entity, means (a) direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the voting stock or general partnership or membership interest of such corporation or other entity or (b) the power to direct or cause the direction of the management or policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the preamble to this Agreement.

“Associates” has the meaning set out in the Corporations Act.

“Bankruptcy Custodian” shall mean any receiver, trustee, assignee, liquidator, registered liquidator, small business restructuring practitioner, or similar official under any Bankruptcy Law.

“Bankruptcy Law” shall mean Title 11, U.S. Code, any similar federal or state law, or any similar Australian law (including, without limitation, the Corporations Act 2001 and the Corporations Amendment (Corporate Insolvency Reforms) Act 2020) for the relief or restructuring of debtors.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 8.2(f).

“Business Day” shall mean a day on which the Principal Market shall be open for business.

“Clearing Costs” shall mean all of the Investor’s broker and Transfer Agent costs with respect to the deposit of the Purchase Notice Securities.

“Closing” shall mean any one of the closings of a purchase and sale of Purchase Notice Securities pursuant to Section 2.2.

“Closing Date” shall mean the date a Closing occurs, which shall occur no later than five (5) Business Days after delivery of a Purchase Notice.

“Commitment Amount” shall mean $15,000,000.

“Commitment Period” shall mean the period commencing on the Initiation Date and ending on the earlier of (i) the date on which the Investor shall have purchased Purchase Notice Securities pursuant to this Agreement for an aggregate purchase price of the Commitment Amount and (ii) 5:00 p.m. Eastern Time on December 31, 2025.

“Commitment Securities” shall have the meaning set forth in Section 6.3.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Current Report” shall have the meaning set forth in Section 6.2.

“Custodian” shall mean HSBC Bank Australia Limited, as custodian for the ADS Depositary.

“Dispute Submission Deadline” shall have the meaning set forth in Section 11.16(a).

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 8.2(g).

“Execution Date” shall mean the date set forth in the preamble to this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Future SEC Documents” shall have the meaning set forth in Section 8.2(i).

“Indemnified Party” shall have the meaning set forth in Section 7.4(c).

“Indemnifying Party” shall have the meaning set forth in Section 7.4(c).

“Initial Purchase Notice” shall mean the first Purchase Notice from the Company to the Investor.

“Initial Purchase Notice Limitation” shall mean a number of ADSs having an aggregate purchase price equal to $1,000,000.

“Initial Purchase Price” shall mean the lowest closing price for the ADSs for the five (5) consecutive Business Days immediately prior to the Closing Date with respect to the Initial Purchase Notice multiplied by 90%. The Initial Purchase Notice will be subject to the Initial Purchase Notice Limitation.

“Initial Registration Statement” shall have the meaning set forth in Section 7.1(a).

“Initiation Date” means the date the Registration Statement is declared effective by the SEC.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“knowledge of the Company” and similar phrases means the actual knowledge of the chief executive officer, chief financial officer, or chief operating officer of the Company after reasonable inquiry.

“Lien” shall mean a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Party that is material and adverse to the Party and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Party to enter into and perform its obligations under any Transaction Document.

“New Registration Statement” shall have the meaning specified in Section 7.1(b).

“Ordinary Shares” shall have the meaning specified in the recitals to this Agreement.

“Party” shall mean a party to this Agreement.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the national exchanges (i.e., NYSE, NYSE American, Nasdaq), or principal quotation systems (i.e., OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the ADSs or Ordinary Shares, as applicable.

“Purchase Agreement Securities” shall mean all Securities to be issued pursuant to this Agreement, including the Purchase Notice Securities, the Commitment Securities, and the Warrant ADSs.

“Purchase Notice Amount” shall mean the product of the number of Purchase Notice Securities referenced in the Purchase Notice multiplied by the applicable Purchase Price (the Initial Purchase Price or the Regular Purchase Price) in accordance with Section 2.1.

“Purchase Notice” shall mean a written notice from the Company, substantially in the form of Exhibit A hereto, to the Investor setting forth the Purchase Notice Securities that the Company requires the Investor to purchase pursuant to the terms of this Agreement.

“Purchase Notice Date” shall have the meaning specified in Section 2.2(a).

“Purchase Notice Limitation” shall mean either the Initial Purchase Notice Limitation for the Initial Purchase Notice or the Regular Purchase Notice Limitation for a Regular Purchase Notice.

“Purchase Notice Securities” shall mean all of the ADSs representing Ordinary Shares to be issued to the Investor pursuant to Purchase Notices in accordance with the terms and conditions of this Agreement.

“Purchase Price” shall mean either the Initial Purchase Price or the Regular Purchase Price, as applicable.

“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the ADSs are then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of counsel for the Investor not to exceed $15,000, blue sky fees and expenses, and any fees and disbursements of accountants retained by the Company incident to or required by any such registration.

“Registration Statement” shall have the meaning specified in Section 7.1(c).

“Registrable Securities” shall mean (i) Ordinary Shares underlying the Purchase Notice Securities, (ii) the Ordinary Shares underlying Warrant ADSs, and (iii) any other equity security of the Company issued or issuable with respect to any such securities by way of a share dividend or share split or in connection with a combination of shares, capitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (1) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of, or exchanged in accordance with such registration statement; (2) such securities shall have ceased to be outstanding; or (3) such securities have been sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act.

“Regular Purchase Notice” shall mean the all Purchase Notices from the Company to the Investor other than the Initial Purchase Notice.

“Regular Purchase Notice Limitation” shall mean a number of ADSs having an aggregate purchase price equal to $500,000, unless the Company and the Investor mutually agree in writing to increase the Regular Purchase Notice Limitation for any Regular Purchase Notice to a number of ADSs not to exceed an aggregate purchase price equal to $2,500,000.

“Regular Purchase Price” shall mean the lowest closing price for the ADSs for the three (3) consecutive Business Days immediately prior to the Closing Date with respect to a Purchase Notice multiplied by 95%. Any Regular Purchase Notice will be subject to the Regular Purchase Notice Limitation.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“Required Dispute Documentation” shall have the meaning set forth in Section 11.16(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Equivalents” shall mean any securities of the Company entitling the holder thereof to acquire at any time Ordinary Shares represented by ADSs, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares represented by ADSs.

“Subsidiary” shall mean any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Securities” mean the Purchase Notice Securities, the Warrant, and the Warrant ADSs to be issued to the Investor pursuant to the terms of this Agreement.

“Transaction Documents” shall mean this Agreement and all exhibits hereto.

“Transfer Agent” shall mean the current transfer agent and any successor transfer agent of the Company.

“Underlying Ordinary Shares” shall have the meaning specified in the recitals to this Agreement

“Warrant” shall mean the warrants to purchase ADSs representing Ordinary Shares to the Investor pursuant to Section 6.3 upon execution of this Agreement.

“Warrant ADSs” shall mean ADSs representing Ordinary Shares issuable upon exercise of the Warrant.

ARTICLE II

PURCHASE AND SALE OF SECURITIES

Section 2.1 PURCHASE NOTICES.

(a) Subject to the conditions set forth herein, at any time during the Commitment Period, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase, and the Investor shall have the obligation to purchase from the Company, the number of Purchase Notice Securities set forth on the Purchase Notice at the Purchase Price elected pursuant to Section 2.1(b), provided that the amount of Purchase Notice Securities shall not (i) exceed the Purchase Notice Limitation applicable to such Purchase Notice or the Beneficial Ownership Limitation set forth in Section 8.2(f), or (ii) in the aggregate, exceed the Exchange Cap set forth in Section 8.2(g) unless and until the Company obtains the approval of its shareholders for the issuance of Ordinary Shares in excess of such amount. At the Company’s option, on the Business Day prior to a Purchase Notice Date, the Company may request, in writing, the Investor to provide to the Company, and the Investor shall promptly provide to the Company, the number of Ordinary Shares then beneficially owned by the Investor, as determined in accordance with Section 13 of the Exchange Act, solely for the purpose of determining the amount of Purchase Notice Securities that may be set forth on the Purchase Notice. The Company may not deliver a subsequent Purchase Notice until the Closing of an active Purchase Notice, except if waived by the Investor in writing.

(b) PURCHASE PRICE. For the Initial Purchase Notice, subject to the conditions set forth herein, the Company shall sell the Purchase Notice Securities subject to such Purchase Notice at the Initial Purchase Price. For each Regular Purchase Notice, subject to the conditions set forth herein, the Company shall sell the Purchase Notice Securities subject to such Purchase Notice at the Regular Purchase Price.

Section 2.2 MECHANICS.

(a) PURCHASE NOTICE. In accordance with Section 2.1 and subject to the satisfaction of the conditions set forth in Section 8.1 and Section 8.2, for any Purchase Notice, the Company shall instruct the ADS Depositary to issue and deliver the Purchase Notice Securities to the Investor pursuant to Section 2.2(b) after the delivery of each Purchase Notice by email at the Investor’s email address set forth in Section 11.17. A Purchase Notice shall be deemed delivered (and the Purchase Notice Date shall be) on (i) the Business Day that the Purchase Notice has been received by email by the Investor if such notice is received on or prior to 8:00 a.m. New York time or (ii) the next Business Day if it is received by email after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day.

(b) ISSUANCE AND DELIVERY OF UNDERLYING ORDINARY SHARES AND PURCHASE NOTICE SECURITIES. No later than 5:00 p.m. New York time on the first (1st) Business Day after the Purchase Notice Date where the Company elects either the Initial Purchase Price (and Closing Date) or the Regular Purchase Price (and Closing Date), the Company shall (i) make proper delivery to the Custodian for deposit on behalf of the Investor in accordance with the ADS Deposit Agreement of all of the Ordinary Shares underlying the Purchase Notice Securities, (ii) pay to the ADS Depositary the fee payable under the ADS Deposit Agreement for the issuance of the ADSs, and (iii) instruct the ADS Depositary to deliver such Purchase Notice Securities to the Investor by registration in uncertificated form in the name of the Investor, by no later than 5:00 p.m., New York Time on the second (2nd) Business Day after the Purchase Notice Date. For the avoidance of doubt, any delay in the delivery to the Investor of the Purchase Notice Securities shall not be deemed a default under or breach of this Agreement.

(c) ALTERNATIVE DELIVERY OF PURCHASE NOTICE OR COMMITMENT SECURITIES. If the Investor has resold Purchase Agreement Securities or Commitment Securities in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 5.3 of this Agreement, the Investor shall (i) send a confirmation to the Transfer Agent and ADS Depositary setting forth the number of such Purchase Notice Securities or Commitment Securities (as applicable) that have been so resold and the date of such resales (such confirmation, the “Transfer Agent/ADS Depositary Confirmation”) and (ii) deliver to the Transfer Agent and ADS Depositary customary documentation reasonably satisfactory to the Transfer Agent and ADS Depositary with respect to such resold Purchase Notice Securities or Commitment Securities (as applicable), including a customary broker’s representation letter confirming, among other things, that the Investor has resold such Commitment Securities or Purchase Notice Securities (as applicable) in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 5.3 of this Agreement (including confirmation of compliance with any relevant prospectus delivery requirements) (collectively, the “Transfer Agent/ADS Depositary Deliverables”). With respect to the Purchase Notice Securities or Commitment Securities (as applicable) resold by the Investor as described in the preceding sentence and as to which the Investor has delivered the Transfer Agent/ADS Depositary Deliverables with respect to such resold Purchase Notice Securities or Commitment Securities (as applicable), in lieu of delivering such resold Purchase Notice Securities or Commitment Securities (as applicable) to the Investor in accordance with Section 2.2(b), the Company shall (i) instruct the Transfer Agent to issue and deposit Ordinary Shares with the Custodian under the terms of the ADS Deposit Agreement, (ii) pay to the Depositary the fee payable under the ADS Deposit Agreement for the issuance of the ADS, and (iii) instruct the ADSs Depositary, upon deposit of the Ordinary Shares with the

Custodian and the payment of the ADS issuance fee by the Company, to deliver and credit such Purchase Notice Securities or Commitment Securities (as applicable) using the Deposit/Withdrawal at Custodian (DWAC) or deliver order (DO) system maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated broker-dealer as specified in the Transfer Agent/ADS Depositary Deliverables with respect to such resold Purchase Notice Securities or Commitment Securities (as applicable) at the time such Purchase Notice Securities or Commitment Securities (as applicable) would otherwise have been required to be delivered to the Investor in accordance with Section 2.2(b). Concurrently with such instruction and payment, the Company shall confirm to the ADS Depositary that the Registration Statement was effective and could be relied upon to sell such ADSs as of the relevant date of sale and that the Investor is named as a selling shareholder in the prospectus included in the Registration Statement. Any Purchase Notice Securities or Commitment Securities (as applicable) so delivered (x) shall only be used by the Investor’s broker-dealer to deliver such Purchase Notice Securities or Commitment Securities (as applicable) to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Purchase Notice Securities or Commitment Securities (as applicable), which may include delivery to other accounts of such broker-dealer and inclusion in the number of Purchase Notice Securities or Commitment Securities (as applicable) delivered by that broker-dealer in “net settling” that broker-dealer’s trading of the ADSs, including its positions with the broker-dealers of the respective persons who purchase such Purchase Notice Securities or Commitment Securities (as applicable) from the Investor, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered.

(d) RESTRICTED SECURITIES. The Investor understands and agrees that (i) the Issuance of the Purchase Notice Securities has not been registered under the Securities Act or any state securities laws, (ii) the Purchase Notice Securities will be “restricted securities” under Rule 144, and (iii) the Investor’s broker and the Company will be required to deliver representation letters in form and substance acceptable to the ADS Depositary prior to settlement of any resale of the Purchase Notice Securities pursuant to the Registration Statement. The Investor understands that the ADSs and any securities issued in respect of or exchange for the ADSs, other than those issued and delivered pursuant to Section 2.2(c), may be notated with the legend set forth in Section 9.1.

(e) CLOSING. The Investor shall pay to the Company the Purchase Notice Amount with respect to the applicable Purchase Notice as full payment for such Purchase Notice Securities purchased by the Investor under the applicable Purchase Notice via wire transfer of immediately available funds as set forth below on the Closing Date. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants the following to the Company:

Section 3.1 INTENT. The Investor is entering into this Agreement and acquiring the Purchase Agreement Securities for its own account, and not as nominee or agent, for investment purposes and not with a view towards, or for a sale in connection with, a “distribution” (as such term is defined in the Securities Act) and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Purchase Agreement Securities to or through any Person in violation of the Securities Act, any applicable state securities laws, or the applicable securities laws of any other jurisdiction; provided, however, that the Investor reserves the right to dispose of the Purchase Agreement Securities at any time in accordance with federal and state securities laws and the applicable securities laws of any jurisdiction relevant to such disposition and subject to compliance with the terms of this Agreement.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3 ACCREDITED INVESTOR. The Investor is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Purchase Agreement Securities. The Investor acknowledges that an investment in the Purchase Agreement Securities is speculative and involves a high degree of risk.

Section 3.4 EXEMPT FROM DISCLOSURE. The Investor is a “sophisticated investor” pursuant to section 708(8) of the Corporations Act or a “professional investor” under section 708(11) of the Corporations Act, otherwise exempted from the disclosure requirements under Chapter 6D of the Corporations Act or is a person outside Australia to whom an offer of securities can be made in accordance with the applicable laws of the jurisdiction in which the Investor is situated or subject to without prospectus disclosure.

Section 3.5 NO FOREIGN INVESTMENT APPROVAL. The Investor will not be required by the Foreign Acquisitions and Takeovers Act 1975 (Cth) or Foreign Acquisitions and Takeovers Regulation 2015 (Cth) to give prior notification to the Treasurer of the Commonwealth of Australia in order for the Investor to acquire, or agree to acquire, the Purchase Agreement Securities and the Ordinary Shares underlying those Purchase Agreement Securities.

Section 3.6 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.7 NOT AN AFFILIATE. The Investor is not an officer, director, “affiliate” (as that term is defined in Rule 405 of the Securities Act), or “related party” (as that term is defined in the Corporations Act) of the Company.

Section 3.8 ORGANIZATION AND STANDING. The Investor is an entity duly formed, validly existing, and in good standing under the laws of the State of Delaware with full right and limited partnership or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents.

Section 3.9 ABSENCE OF CONFLICTS. The execution, delivery, and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby, including, without limitation, the purchase of any Purchase Agreement Securities and the payment of any Purchase Notice Amount, do not and will not (a) result in a violation of the Investor’s certificate or articles of formation or organization or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Investor, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

Section 3.10 DISCLOSURE; ACCESS TO INFORMATION. The Investor has had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company. The Investor understands that its investment in the Purchase Agreement Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Purchase Agreement Securities including a total loss. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Agreement Securities. The Investor understands that no United States federal or state agency or any other government or governmental agency in the United States or any other jurisdiction has passed on or made any recommendation or endorsement of the Purchase Agreement Securities or the fairness or suitability of the investment in the Purchase Agreement Securities nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Agreement Securities.

Section 3.11 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.12 NO PRIOR SHORT SELLING. At no time prior to the date of this Agreement (and at no time prior to any Closing hereunder) has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Purchase Agreement Securities or any other of the Company’s securities or (ii) hedging transaction which establishes a net short position with respect to the Purchase Agreement Securities or any other of the Company’s securities.

Section 3.13 PURPOSE The Investor acknowledges that the Company is issuing the Securities and the Ordinary Shares underlying those Securities (and instructing the Depositary to issue the Securities) for the purpose of raising capital for the Company and not for the purpose of the Investor selling or transferring such Securities and/or Ordinary Shares, or granting, issuing or transferring interests in, or options or warrants over such Securities and/or the Ordinary Shares. Rather, it is the Company’s preference that the Investor acquires the Securities and remain medium to long term holders of such Securities; provided, however, that the Investor reserves the right to dispose of the Purchase Agreement Securities at any time in accordance with federal and state securities laws and the applicable securities laws of any jurisdiction relevant to such disposition and subject to compliance with the terms of this Agreement.

SECTION 3.14 RESALE RESTRICTIONS. The Investor acknowledges that applicable laws in certain jurisdictions, including Australia, may restrict the Investor’s ability to sell, or offer for sale, the Securities within 12 months after the issuance of such Securities, unless such sale, or offer for sale, is made with prospectus disclosure or to persons exempted from such disclosure requirements. The Investor agrees to comply with such applicable laws in respect of the offer, sale or transfer of the Securities.

SECTION 3.15 INVESTOR INTENT. The Investor confirms that, as at the date hereof, it is the Investor’s present intention to be a holder of the Securities in the medium term and to remain so for at least 12 months after the issuance of such Securities. This confirmation is understood to be a statement by the Investor of its present intention only and not an undertaking not to sell, particularly where the Investor’s investment objectives or market conditions change.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, the Company represents and warrants the following to the Investor, as of the Execution Date:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a company duly organized and validly existing under the laws of Australia, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its organizational or charter documents, including, without limitation, its constitution. The Company is duly qualified to conduct business and is in good standing (to the extent such concept exists under applicable law) as a foreign company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing (to the extent such concept exists under applicable law), as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification. The Company has Subsidiaries as disclosed in the SEC Documents.

Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company, the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action and no further consent or authorization of the Company’s board of directors is required. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and, when duly executed by the Investor and delivered by the Company in accordance with the term hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3 CAPITALIZATION. The capitalization of the Company as of the date hereof is as set forth on in the SEC Documents, which include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as disclosed in the SEC Documents, the Company has not issued any securities since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee share options under the Company’s share option plans, the issuance of Ordinary Shares to employees pursuant to the Company’s employee share purchase plans, and pursuant to the conversion and/or exercise of Share Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents and this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any securities, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional securities or Share Equivalents. The issuance or sale of the Purchase Agreement Securities will not obligate the Company to issue Purchase Agreement Securities or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no shareholder agreements, voting agreements, or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS. The ADSs are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market on which the ADSs are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed in the SEC Documents, the Company is and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

Section 4.5 SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with the Australian Accounting Standards and Interpretations issued by the Australian Accounting Standard Board and the Corporations Act (“AIFRS”) applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto and except that unaudited interim statements may not include footnotes required by AIFRS and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in Purchase Agreement Securities.

Section 4.6 VALID ISSUANCES. The Purchase Agreement Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable (meaning, for the purposes of this Agreement, that holders of such Purchase Agreement Securities, having fully paid all amounts due on the issuance of such securities, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company or subject to any call for payment of further capital in their capacity solely as holders of Purchase Agreement Securities), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable federal and state securities laws and regulations. Assuming the accuracy of the representations of the Investor in Article III of this Agreement and subject to the filings described in Section 4.7 of this Agreement, the Purchase Agreement Securities will be issued in compliance with all applicable federal and state securities laws.

Section 4.7 NO CONFLICTS. The execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Securities and Commitment Securities, do not and will not (a) result in a violation of the Company’s its constitution, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than (i) any SEC or state securities filings or filings with the Australian Securities and Investments Commission that may be required to be made by the Company in connection with the execution of this Agreement or the issuance of Purchase Agreement Securities pursuant hereto and (ii) the filing of a Listing of Additional Shares Notification Form with the Principal Market, which, in each case, have been made or will be made in a timely manner, as applicable); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE EFFECT. Since January 1, 2023, no event has occurred that has had a Material Adverse Effect on the Company that has not been disclosed in the SEC Documents.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents, there are no material actions, suits, investigations, SEC inquiries, FINRA inquiries, NASDAQ inquiries, or similar proceedings (however any governmental agency may name them) pending or, to the actual knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or, to the knowledge of the Company, oral notice of any such action, suit, proceeding, SEC inquiry, FINRA inquiry, NASDAQ inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award against the Company has been issued by or, to the actual knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the actual knowledge of the Company, there is no pending investigation by the SEC involving the Company or any current officer or director of the Company.

Section 4.10 ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SECURITIES. Based solely on the Investor’s representation and warranties, the Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” (as defined in Rule 144) of the Company, (iii) a “related party” of the Company (as defined in the Corporations Act), or (iv) an Associate of any securityholder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Securities.

Section 4.11 NO GENERAL SOLICITATION. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale, and issuance of the Purchase Agreement Securities.

Section 4.12 NO INTEGRATED OFFERING. Assuming the accuracy of the Investor’s representations and warranties set forth in Article III, none of the Company, its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers, sales, or issuances of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchase Agreement Securities to be integrated with prior offerings for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding shareholder consents required to authorize and issue Purchase Agreement Securities in excess of the Exchange Cap or waive any anti-dilution provisions in connection therewith.

Section 4.13 EXEMPT OFFERING. Assuming the accuracy of the representations and warranties of the Investor above, the offer, issue, and sale of the Purchase Agreement Securities in accordance with the terms and conditions of this Agreement are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D, and applicable state securities laws.

Section 4.14 PLACEMENT AGENT; OTHER COVERED PERSONS. The Company has not engaged any Person to act as a placement agent, underwriter, broker, dealer, or finder in connection with the issue and sale of the Purchase Agreement Securities to the Investor hereunder. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the issue and sale of any Purchase Agreement Securities.

Section 4.15 REGISTRATION STATEMENT. At the time of the filing of each Registration Statement (as defined in Section 7.1(c)), or any amendment thereto, the Company shall have no knowledge of any untrue statement of a material fact in such Registration Statement, as the case may be, or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there shall be no such untrue statement of material fact or omission in any effective Registration Statement.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1 SHORT SALES AND CONFIDENTIALITY. During the period from the Execution Date to the end of the Commitment Period, neither the Investor, nor any Affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute (i) any “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Purchase Agreement Securities or (ii) hedging transaction which establishes a net short position with respect to the Purchase Agreement Securities or any other Company’s securities. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notice of such number of Purchase Notice Securities reasonably expected to be purchased under the Purchase Notice shall not be deemed a short sale. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the Exchange Act and the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Further, the Investor shall keep confidential the existence and terms of any Purchase Notice issued by the Company, including the number of Purchase Notice Securities set forth therein, until publicly disclosed by the Company in accordance with the Exchange Act and the terms of the Transaction Documents.

Section 5.2 COMPLIANCE WITH LAW; TRADING IN SECURITIES. During the period from the Execution Date to the end of the Commitment Period, the Investor’s trading activities with respect to the Purchase Agreement Securities will be in compliance with all applicable state and federal securities laws and regulations, the rules and regulations of the Principal Market, and the securities laws and regulations of any other applicable jurisdiction.

Section 5.3 RESALES OF SECURITIES. Without limiting the generality of Section 5.2, the Investor covenants and agrees that it will resell the Purchase Agreement Securities only (a) subject to and in compliance with the Corporations Act and otherwise, and (b) (i) pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act, or (ii) in compliance with an available exemption under the Securities Act. As a condition to any resale of the Purchase Agreement Securities, (x) the Company, the ADS Depositary or the Transfer Agent may require an opinion of the Company’s legal counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent to the effect that such resale has been registered under the Securities Act pursuant to the Registration Statement or does not require registration under the Securities Act pursuant to an available exemption therefrom, and (y) the Investor shall provide to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent such representations by the Investor and/or the broker executing such resale or other documentation required by the Company, its legal counsel, the ADS Depositary, and the Transfer Agent in support of such opinion. If the Company fails to cause its legal counsel to provide the legal opinion described in the immediately preceding sentence in connection with a resale effected pursuant to an exemption from registration under the Securities Act (including Section 4(a)(1) of the Securities Act and the Rule 144 safe harbor thereunder) and if permitted by the ADS Depositary and the Transfer Agent, the Investor shall have the right to provide an opinion of a legal counsel selected by the Investor, which opinion shall be in form and substance satisfactory to the Company (together with any representations by the Investor and/or the broker executing such resale or other documentation required by the Company, the ADS Depositary, and the Transfer Agent in support of such opinion), the cost of which shall be borne by the Company. The Company shall also pay all costs associated with any opinions delivered by its legal counsel.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 LISTING OF ADSs. The Company shall use its commercially reasonable efforts to continue the listing or quotation and trading of the ADSs on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company’s reporting, filing, and other obligations under the rules of the Principal Market.

Section 6.2 FILING OF CURRENT REPORT. The Company agrees that it shall file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments, if any. The Investor shall use its commercially reasonable efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3 ISSUANCE OF COMMITMENT SECURITIES. In consideration for the Investor’s execution and delivery of, and performance under, this Agreement, the Company shall issue to the Investor Warrants (the “Commitment Securities”), valid for a term of three (3) years, entitling the Investor to purchase ADSs (the “Warrant ADSs”) with a value (calculated based on the then-current ADS to Ordinary Share ratio pursuant to the ADS Deposit Agreement) equal to five percent (5%) of the Commitment Amount divided by the Exercise Price (as defined in the Warrant), which is based on a Company valuation of six million dollars ($6,000,000). The Exercise Price will be calculated by dividing the $6,000,000 valuation by the total number of outstanding Ordinary Shares as of the Exercise Date (as defined in the Warrant) multiplied by the then-current ADS to Ordinary Share ratio pursuant to the ADS Deposit Agreement. Upon issuance pursuant to this Section 6.3, the Commitment Securities shall constitute “restricted securities” as such term is defined in Rule 144 under the Securities Act and the certificate or book-entry statement representing the Commitment Securities shall bear the restrictive legend set forth Section 9.1 of this Agreement. The terms and conditions of the Warrant, including vesting schedule, expiration date, and adjustments in the event of certain corporate actions, will be as set forth in the form attached hereto as Exhibit B.

ARTICLE VII

REGISTRATION RIGHTS

Section 7.1 REGISTRATION.

(a) The Company shall file a registration statement for the resale of the Registrable Securities, not later than thirty (30) Business Days after the Execution Date, which registration statement shall be filed with the SEC on Form F-1 (the “Initial Registration Statement”). The Company shall use its commercially reasonable efforts to (i) cause the Registration Statement (as defined below) to be declared effective by the SEC as soon as practicable, and (ii) keep the Registration Statement continuously effective under the Securities Act until the Investor ceases to hold Registrable Securities. The Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Investor, and shall comply with the relevant provisions of the Securities Act and Exchange Act. The Investor acknowledges that it will be identified in the Registration Statement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and the Investor shall furnish all information reasonably requested by the Company for inclusion therein and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement. If Form F-3 becomes available for the registration of the resale of all of the Registrable Securities hereunder, the Company may use such Form; provided, however, if Form F-3 is not available for the registration of the resale of all of the Registrable Securities hereunder, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a registration statement on Form F-3 covering all of the Registrable Securities has been declared effective by the SEC.

(b) Notwithstanding the registration obligations set forth in Section 7.1(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Investor and use its commercially reasonable efforts to file amendments to the Initial Registration Statement or a new registration statement (a “New Registration Statement”) as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form F-1, Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 7.1(a).

(c) If the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, in accordance with Section 7.1(b) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as possible, one or more registration statements on Form F-1 or F-3 or such other form that is available to register for resale all of those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended. The Initial Registration Statement, a New Registration Statement, and any other registration statements pursuant to which the Company seeks to register for resale any Registrable Securities shall each be referred to herein as a “Registration Statement” and collectively as the “Registration Statements.” The term “Registration Statement(s)” shall include any prospectus, amendments and supplements to such registration statement or prospectus, including pre-and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Section 7.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to this Article VII shall be borne by the Company.

Section 7.3 REGISTRATION PROCEDURES. In the case of each registration of Registrable Securities effected by the Company pursuant to this Article VII, the Company will do the following:

(a) Prepare each Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such Registration Statement, any prospectus or any amendments or supplements thereto, furnish to the Investor copies of all documents prepared to be filed with the SEC, and the Investor and its counsel will have a reasonable opportunity to review and comment upon such any such document prior to its filing with the SEC.

(b) In accordance with Section 7.1, file the Registration Statement with the SEC relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement(s) to become effective under the Securities Act as soon as practicable;

(c) Prepare and file with the SEC such amendments, post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be reasonably requested by the Investor or as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(d) Notify the Investor, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, prospectus or for additional information (whether before or after the effective date of the Registration Statement), (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (iv) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Investor (or its counsel) from time to time may reasonably request;

(f) Register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investor; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;

(g) Notify each seller of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and file a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such Registration Statement and prospectus, so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a Registration Statement, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Investor a written notice of such amendment or supplement, and, upon receipt of such notice, the Investor agrees not to sell any Registrable Securities pursuant to such Registration Statement until the Investor’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;

(h) Use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any Registration Statement (and promptly notify in writing the Investor covered by such Registration Statement of the withdrawal of any such order);

(i) Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) If requested, cooperate with the Investor to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates, or agreements as may be necessary to cause such Registrable Securities to be so delivered, as further set forth in Article IX of this Agreement;

(k) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(l) Promptly identify to the Investor any underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, make available for inspection by the Investor all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

(m) Reasonably cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any Registration Statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential shareholders;

(n) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than one-hundred and twenty (120) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F, 40-F, and 6-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(o) Reasonably cooperate with the Investor and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, and use its commercially reasonable efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any Registration Statement;

(p) If requested by the Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Investor;

(q) Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration covered by Article VII complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(r) Take all other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

Section 7.4 INDEMNIFICATION.

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and each of its Affiliates, officers, directors, shareholders, employees, advisors, and agents and each person who controls (within the meaning of Section 15 of the Securities Act) such persons and each of their respective representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, judgments, suits, costs, penalties, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any of the following: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws, the Corporations Act, or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering of the Securities covered by such registration, qualification or compliance, and the Company will reimburse the Investor, and each of its Affiliates, officers, directors, shareholders, employees, advisors, and agents and each person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor, any of the Investor’s representatives, any person or entity controlling the Investor, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further, that, the indemnity agreement contained in this Section 7.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any indemnified party and shall survive the transfer of such securities by the Investor.

(b) To the extent permitted by law, the Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on any of the following: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of the Investor expressly for use in connection with such registration, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of the Investor expressly for use in connection with such registration, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws, the Corporations Act, or any rule or regulation thereunder applicable to the Investor and relating to action or inaction required of the Investor in connection with any offering of the Securities covered by such registration, qualification, or compliance, and will reimburse the Company and the Investor, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of the Investor hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 7.4 exceed the net proceeds from the offering received by the Investor, except in the case of fraud or willful misconduct by the Investor.

(c) Each party entitled to indemnification under this Section 7.4 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (provided, that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No party will be required under this Section 7.4(d) to contribute any amount in excess of the net proceeds from the offering received by such party, except in the case of fraud or willful misconduct by such party. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and the Investor under this Section 7.4 shall survive the completion of any offering of Registrable Securities in a registration under this Section 7.4 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.

Section 7.5 INFORMATION BY THE INVESTOR. The Investor shall furnish to the Company such information regarding the Investor and the sales proposed by the Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article VII.

Section 7.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to do the following:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) So long as the Investor owns any Registrable Securities, furnish to the Investor forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form F-1 or Form F-3 (at any time after the Company so qualifies), and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor to sell any such securities without registration. The Company further covenants that it shall take such further action as the Investor may reasonably request to enable the Investor to sell from time to time Purchase Agreement Securities held by the Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions.

Section 7.7 NO INCONSISTENT AGREEMENTS. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investor or otherwise conflict with the provisions hereof. Unless the Company receives the consent of the Investor, the Company shall not file any other registration statements (other than registration statements on Form S-4 or Form S-8 or any successor forms thereto) until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC.

ARTICLE VIII

CONDITIONS TO DELIVERY OF

PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 8.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL PURCHASE NOTICE SECURITIES. The obligation of the Company hereunder to issue and sell the Purchase Notice Securities to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied, and complied in all respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Investor at or prior to each Closing.

(c) PRINCIPAL MARKET REGULATION. The trading of the Purchase Agreement Securities shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Purchase Agreement Securities shall have been approved for listing or quotation on, and shall not have been delisted from or no longer quoted on, the Principal Market. The Company shall have no obligation to issue any Purchase Agreement Securities, and the Investor shall have no right to receive any Purchase Agreement Securities, if the issuance of such Purchase Agreement Securities would not comply with Section 8.2(g).

(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall have been declared, and shall remain, effective for the resale of the Registrable Securities at all times until the Closing with respect to the subject Purchase Notice, the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement shall exist.

(f) OFFICERS’ CERTIFICATE. At the Closing, the Investor shall have delivered to the Company a certificate of an officer of the Investor certifying that the Investor has satisfied the conditions set forth in Section 8.1(b) and (c).

Section 8.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE THE PURCHASE NOTICE SECURITIES. The obligation of the Investor hereunder to purchase the Purchase Notice Securities is subject to the satisfaction of each of the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall have been declared, and shall remain, effective for the resale of the Registrable Securities at all times until the Closing with respect to the subject Purchase Notice, the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement shall exist. The Investor shall not have received any notice from the Company that the prospectus, and/or any prospectus supplement or amendment thereto fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to such Closing.

(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) NO SUSPENSION OF TRADING IN OR DELISTING OF ADSs. The trading of the ADSs shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the ADSs shall have been approved for listing or quotation on, and shall not have been delisted from or no longer quoted on, the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the ADSs, as contemplated by this Section 8.2(e), the Investor shall have the right to return to the Company any amount of Purchase Notice Securities associated with such Purchase Notice, and the Commitment Amount with respect to such Purchase Notice shall be refunded accordingly.

(f) BENEFICIAL OWNERSHIP LIMITATION. The number of Purchase Notice Securities then to be acquired by the Investor shall not exceed the number of such ADSs that, when aggregated with all other ADSs and Ordinary Shares then beneficially owned (as such term is defined under the Exchange Act) by the Investor, would result in the Investor beneficially owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 8.2(f), if the amount of Ordinary Shares outstanding is greater or lesser on a Closing Date than on the date on which the Purchase Notice associated with such Closing Date is given, the amount of Ordinary Shares outstanding on such date of the issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Purchase Agreement Securities made pursuant to this Agreement, would beneficially own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. If the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon request of the Company, the Investor will provide the Company with evidence of the Investor’s then existing ADSs and Ordinary Shares beneficially owned. The

“Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding immediately prior to the issuance of Purchase Notice Securities issuable pursuant to a Purchase Notice. To the extent that the Beneficial Ownership Limitation would be exceeded in connection with a Closing, the number of Purchase Notice Securities issuable to the Investor shall be reduced so it does not exceed the Beneficial Ownership Limitation.

(g) PRINCIPAL MARKET REGULATION. The Company shall have no right to issue and the Investor shall have no obligation to purchase any Purchase Notice Securities if the issuance of the Underlying Ordinary Shares underlying such Purchase Notice Securities would result in the Investor and its Associates holding more than 19.9% of the Company’s outstanding Ordinary Shares (the “Exchange Cap”), as of the Execution Date, unless shareholder approval is obtained to issue more than such 19.9% or another exception applies. Prior to any Purchase Notice Securities being issued, at the Company’s option, the Company may request, in writing, the Investor provide to the Company, and the Investor shall promptly provide to the Company, the number of Ordinary Shares beneficially owned by the Investor and its Associates, for the purposes of determining if the issuance of Purchase Notice Securities will breach the Exchange Cap. Notwithstanding the foregoing, the Company and the Investor agree that any issuance of Purchase Notice Securities in excess of the Exchange Cap or otherwise must be subject to and in compliance with Chapter 6 of the Corporations Act.

(h) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or any prospectus or any prospectus supplement thereto failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(i) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act after the Execution Date (the “Future SEC Documents”) (1) shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act, and (2) as of their respective dates, such Future SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such Future SEC Documents, and none of such Future SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) OFFICER’S CERTIFICATE. At the Closing, the Company shall have delivered to the Investor a certificate of an officer of the Company certifying that the Company has satisfied the conditions set forth in Section 8.2(b) and (c).

ARTICLE IX

LEGENDS

Section 9.1 LEGENDS. The certificate(s) or book-entry statement(s) representing any Purchase Agreement Securities issued pursuant to this Agreement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of any such Purchase Agreement Securities):

THE ORDINARY SHARES UNDERLYING THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. AS A RESULT THESE SECURITIES (INCLUDING THE ORDINARY SHARES UNDERLYING THESE SECURITIES) MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).

Section 9.2 LEGEND REMOVAL. Upon the written request by the Investor to the Company if, at the time of such request, the Investor (i) is not, and has not been during the preceding three months, an Affiliate of the Company, (ii) has held the applicable Purchase Agreement Securities subject to such request for at least one year as determined in accordance with Rule 144, (iii) all of the other requirements of Rule 144 for the resale of the applicable Purchase Agreement Securities subject to such request are satisfied and (iv) concurrently with such request, the Investor delivers to the Company, its counsel, the Transfer Agent, and the ADS Depositary a customary written certification that the requirements set forth in the foregoing clauses (i) through (iii) are accurate, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Transfer Agent and/or ADS Depositary, as applicable, of one or more legended certificates or book-entry statements representing any Purchase Agreement Securities subject to such request, together with such other documentation from the Investor and its designated broker-dealer as the Transfer Agent and/or ADS Depositary, as applicable, deem reasonably necessary and appropriate, authorize the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer thereof) contemplated by Section 9.1 affixed to the Purchase Agreement Securities (as applicable) subject to such request. At the times the Company authorizes the removal of the Securities Act restrictive legends on the Purchase Agreement Securities subject to such request (and any stop transfer instructions placed against transfer thereof) pursuant to this Section 9.2, the Company shall, at its sole expense, use its commercially reasonable efforts to cause its legal counsel to issue to the Transfer Agent and/or ADS Depositary, as applicable, a legal opinion or direction letter authorizing the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legends contemplated by Section 9.1 on the Purchase Agreement Securities (as applicable) subject to such request (which legal opinion or direction letter may be delivered to the Transfer Agent and/or ADS Depositary, as applicable, in advance setting forth the conditions to the removal of such legends). The Company shall be responsible for the fees of its Transfer Agent and ADS Depositary and the Company’s legal counsel associated with any such legend removals. If counsel to the Company fails to provide a legal opinion reasonably satisfactory to the Transfer Agent and/or ADS Depositary, as applicable, in accordance with this Section, the Investor shall have the right to provide an opinion of counsel selected by the Investor, the cost of which shall be borne by the Company.

ARTICLE X

INTENTIONALLY OMITTED

ARTICLE XI

MISCELLANEOUS

Section 11.1 FORCE MAJEURE. No Party shall be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including but not limited to acts of God, epidemic or pandemic, natural disaster, labor disturbances, terrorist attack, riots or wars, and any action taken, or restrictions or limitations imposed, by government or public authorities.

Section 11.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

Section 11.3 ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither any of the Transaction Documents nor any rights of the Investor or the Company hereunder may be assigned by either Party to any other Person.

Section 11.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated by Section 7.4 and Article XI.

Section 11.5 TERMINATION. This Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period; or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Bankruptcy Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

Section 11.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 11.7 FEES AND EXPENSES. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incidental to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Notwithstanding the foregoing, the Parties agree that the amount of Fifteen Thousand Dollars ($15,000), representing legal fees of the Investor for this Agreement and the transactions related hereto, shall be deducted from the Purchase Price to be paid by the Investor to the Company for the Purchase Agreement Securities, pursuant to the Initial Purchase Notice delivered pursuant to this Agreement.

Section 11.8 CLEARING COST. The Company shall pay the Clearing Cost associated with each Closing, any Transfer Agent fees in connection with the issuance of any Purchase Agreement Securities (including any fees required for same-day processing of any instruction letter delivered by the Company), any ADS Depositary fees in connection with the issuance of any Purchase Agreement Securities under this Agreement and the Deposit Agreement (including any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes, and other taxes and duties levied on the Company in connection with the delivery of any Purchase Agreement Securities to the Investor.

Section 11.9 COUNTERPARTS AND EXECUTION. The Transaction Documents may be executed in one or more counterparts, each of which may be executed by less than all of the Parties, all of which together will constitute one instrument, will be deemed to be an original, and will be enforceable against the Parties. The Transaction Documents may be delivered to the other Party hereto by email of a copy of the Transaction Documents bearing the signature of the Party so delivering the Transaction Documents. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by .PDF, DocuSign or other generally accepted electronic signature. Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature.

Section 11.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any Party.

Section 11.11 FURTHER ASSURANCES. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 11.12 NOT TO BE CONSTRUED AGAINST DRAFTER. The Parties acknowledge that they have had an adequate opportunity to review this Agreement and to submit the same to legal counsel for review and comment. The Parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

Section 11.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 11.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 11.15 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing Party shall provide the other Party with prior notice of such public statement. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 11.16 DISPUTE RESOLUTION.

(a) Purchase Notice Limitation or Closing Price.

(i) In the case of a dispute relating to the Purchase Notice Limitation or closing price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other Party via facsimile or electronic mail within five (5) Business Days after the Party learned of the circumstances giving rise to such dispute. If the Investor and the Company are unable to promptly resolve such dispute relating to such Purchase Notice Limitation or closing price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute. If the Parties cannot agree upon such an investment bank within ten (10) Business Days of the date of the initial notice, the Parties shall submit the dispute to arbitration pursuant to Section 11.16(b).

(ii) The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the above and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the Party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the losing Party, and such investment bank’s resolution of such dispute shall be final and binding upon all Parties. The terms of this Agreement and each other applicable Transaction Document and the Required Dispute Documentation shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents.

(iv) Both the Company and the Investor expressly acknowledge and agree that (i) this Section 11.16(a) constitutes an agreement to arbitrate between the Company and the Investor (and constitutes an arbitration agreement) under § 5701, et seq. of the Delaware Code Title 10 with respect to the dispute described in Section 11.16(a)(i) and that both the Company and the Investor are authorized to apply for an order to compel arbitration pursuant to Delaware Code Title 10 § 5703 in order to compel compliance with this Section 11.16(a).

(b) JURISDICTION. Subject to Section 11.16(a), each Party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Agreement or any Transaction Document (including whether any such dispute is arbitrable), shall be submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Each Party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company and the Investor agree that all dispute resolution proceedings in accordance with this Section 11.16 may be conducted in a virtual setting, if available.

Section 11.17 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid for next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF (with delivery receipt or a written confirmation of delivery or receipt), addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received).

The addresses for such communications shall be:

If to the Company:

Address: Three International Towers

Level 24, 300 Barangaroo Avenue

Sydney NSW 2000, Australia

Telephone: (732) 996 7585

E-mail: john.friend@kaziatherapeutics.com

and (for purposes of notices pursuant to Section 11.16):

Vcorp Services, LLC

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

With a copy to (which copy shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Stephanie Richards

E-mail: SRichards@goodwinlaw.com

If to the Investor:

Address: 801 Brickell Ave., FL 8, Miami FL, 33131

Telephone: (917) 793-1173

E-mail: operations@alumnicapital.com

With a copy to (which copy shall not constitute notice):

Glaser Weil Fink Howard Jordan & Shapiro LLP

10250 Constellation Boulevard, 19th Floor

Los Angeles, CA 90067

Attn: Marc A. Indeglia

E-mail: mindeglia@glaserweil.com

Either Party hereto may from time to time change its address or email for notices under this clause by giving prior written notice of such changed address to the other Party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

KAZIA THERAPEUTICS LIMITED

By:	/s/ John E. Friend II
Name:	John E. Friend II
Title:	Chief Executive Officer

ALUMNI CAPITAL LP

By:	ALUMNI CAPITAL GP LLC

By:	/s/ Ashkan Mapar
Name:	Ashkan Mapar
Title:	Manager

EXHIBIT A

FORM OF PURCHASE NOTICE

TO: ALUMNI CAPITAL LP

We refer to the Purchase Agreement (the “Agreement”), dated as of April 19, 2024, entered into by and between KAZIA THERAPEUTICS LIMITED, and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby certify that, as of the date hereof, the conditions set forth in Section 8.2 of the Agreement are satisfied and we hereby elect to exercise our right pursuant to the Agreement to require you to purchase ______ Purchase Notice Securities at the following Purchase Price (select only one):

[ ] Initial Purchase Price

[ ] Regular Purchase Price

The Company acknowledges and agrees that the amount of Purchase Notice Securities shall not exceed the Purchase Notice Limitation applicable to such Purchase Notice or the Beneficial Ownership Limitation.

The Company’s wire instructions are as follows:

[Insert Wire Instructions]

KAZIA THERAPEUTICS LIMITED

By:
Name:	John E. Friend II
Title:	Chief Executive Officer

EXHIBIT B

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant No. [__________]

WARRANT

KAZIA THERAPEUTICS LIMITED

Initial Exercise Date: April [•], 2024

THIS WARRANT TO PURCHASE FULLY PAID ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, Alumni Capital LP or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after April [•], 2024 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the three (3) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Kazia Therapeutics Limited, a public company limited by shares incorporated under the laws of Australia (the “Company”), the Company’s fully paid ordinary shares, no par value (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”), with each ADS representing ten (10) Ordinary Shares, in the amounts and the price per share as set forth in Section 2.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Purchase Agreement (the “Purchase Agreement”) dated as of April [•], 2024, by and between the Company and the Holder.

For purposes of this Warrant, the following terms shall have the following meanings:

“ADS Depositary” means shall mean The Bank of New York Mellon and any successor ADS depositary of the Company.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

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“Approved Equity Plan” means any employee benefit plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs, and Options may be issued to any employee, officer, consultant, or director for services provided to the Company in their capacity as such.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Convertible Securities” means any stock, shares, or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Excluded Securities” means (i) securities issuable pursuant to the Purchase Agreement or this Warrant; (ii) securities issued upon the conversion or exercise of any Option or Convertible Security which is outstanding as of the Execution Date; (iii) Ordinary Shares or ADSs issuable upon a share split, share dividend, or any subdivision of shares of Ordinary Shares or ADSs approved by the Company’s shareholders; and (iv) Ordinary Shares or ADSs (or Options, Convertible Securities, or other rights to purchase such Ordinary Shares or ADSs) issued or issuable to employees or directors of, or consultants providing bona fide services to, the Company pursuant to an Approved Equity Plan (as defined above) provided that all such issuances (taking into account the Ordinary Shares or ADSs issuable upon exercise of such Options or Convertible Securities) after the date hereof pursuant to this clause (iv) do not, in the aggregate, exceed 10% of either the Ordinary Shares or the ADSs issued and outstanding.

“Exercise Date” means each date on which the Holder elects to exercise this Warrant, in whole or in part.

“Exercise Value” means the number of ADSs received upon an exercise of this Warrant multiplied by the Exercise Price applicable to such exercise.

“Market Price” means the highest traded price of the ADSs during the twenty (20) Trading Days prior to the date of the respective Notice of Exercise.

“Options” means any rights, warrants, or options to subscribe for, purchase, or otherwise acquire Ordinary Shares, ADSs, or Convertible Securities.

“Share Equivalents” shall mean any securities of the Company entitling the holder thereof to acquire at any time Ordinary Shares represented by ADSs, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares represented by ADSs.

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“Trading Day” means a day on which the ADSs are traded on the Trading Market; provided, however, that if the ADSs are not listed or quoted on the Trading Market, then Trading Day shall mean any day except Saturday, Sunday, and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Delaware are authorized or required by law or other government action to close.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

“Warrant ADSs” means the ADSs issuable upon exercise of this Warrant.

“Warrant Shares” means the Ordinary Shares underlying the Warrant ADSs.

Section 2. Exercise.

a) Exercise of Warrants. Exercise of the purchase rights for Warrant ADSs represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed notice of exercise in the form annexed hereto as Exhibit A (a “Notice of Exercise”), which may be delivered in a .PDF format via electronic mail pursuant to the notice provisions set forth in the Purchase Agreement. Within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day), the Company shall have received payment of the aggregate Exercise Price of the Warrant ADSs thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(c) below (if available). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Company shall be entitled to conclusively assume the genuineness of any signature on any Notice of Exercise delivered to the Company pursuant to this Section 2(a), the legal capacity and competency of all natural persons signing any Notice of Exercise so delivered, the authenticity of any Notice of Exercise so delivered, the conformity to an authentic original of any Notice of Exercise so delivered as certified, authenticated, conformed, photostatic, facsimile, or electronic and the authenticity of the original of such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases, and the Company shall be entitled to conclusively assume that its records of the number of Warrant ADSs purchased and the date of such purchases are accurate, absent actual notice to the contrary. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice.

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b) Number of Warrant ADSs. Subject to the terms and conditions set forth herein, the Holder shall have the right to purchase from the Company a number of Warrant ADSs equal to (i) five percent (5%) of the Commitment Amount, less the Exercise Value of all partial exercises of this Warrant in accordance with Section 2(a) prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date.

c) Exercise Price. The exercise price per Warrant ADS shall be calculated by dividing $6,000,000 (the “Valuation”) by the total number of outstanding Ordinary Shares as of the Exercise Date (the “Exercise Price”) multiplied by the then-current ADS to Ordinary Share ratio pursuant to the ADS Deposit Agreement.

d) Cashless Exercise. If at any time after the six month anniversary of the date of the Purchase Agreement, there is no effective Registration Statement registering, or no current prospectus available for, the resale by the Holder of the Warrant ADSs, then, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the Market Price;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) with respect to Holder and the Warrant ADSs are met, including that at least one year has elapsed since the date of this Warrant, in the case of such a cashless exercise, the Company agrees that the Company will use its reasonable best efforts to cause the removal of the legend from such Warrant ADSs (including by delivering an opinion of the Company’s counsel to the Company’s transfer agent and/or the ADS Depositary at its own expense to ensure the foregoing), and the Company agrees that the Holder is under no obligation to sell the Warrant ADSs issuable upon the exercise of the Warrant prior to removing the legend. The Company expressly acknowledges that Rule 144(d)(3)(ii), as currently in effect, provides that Warrant ADSs issued solely upon a cashless exercise shall be deemed to have been acquired at the same time as the Warrant. The Company agrees not to take any position contrary to this Section 2(c). The removal of legends shall be subject to the Holder delivering customary documentation for the removal of legends to the Company, its outside counsel, the Transfer Agent and the ADS Depositary in form satisfactory to each, including, without limitation, a customary letter representing the facts necessary to support removal of the legend under Rule 144. The Company shall pay all costs associated with any such required opinions, and counsel to the Company shall provide all opinions with respect to any

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resales pursuant to Rule 144 or otherwise at the sole cost of the Company, and the Company shall provide confirmation to the Transfer Agent that all such opinions are acceptable. If counsel to the Company fails to provide a legal opinion reasonably satisfactory to the Company in accordance with this Section, the Holder shall have the right to provide an opinion of counsel selected by the Holder, the cost of which shall be borne by the Company.

e) Mechanics of Exercise.

i. Delivery of Warrant ADSs Upon Exercise. On the delivery of an effective Exercise Notice and the receipt of documentation from the Holder satisfactory to the Company, its outside legal counsel, the Transfer Agent and the ADS Depositary, the Company shall instruct the ADS Depositary to transmit the Warrant ADSs purchased hereunder to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) the legend has been properly removed from the Warrant, (B) the Holder presents evidence that the Warrant ADSs have been resold pursuant to the Registration Statement or (C) the exercise of the Warrant is a cashless exercise pursuant to Section 2(d) of this Warrant. Otherwise, delivery will be made by a book-entry statement evidencing that the applicable Warrant ADSs have been issued to the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, subject to a legend restricting reoffer and resale of the Warrant ADSs. In either case, delivery will be made, by the date that is two (2) Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise provided that such Notice of Exercise is received by 12 p.m. EST and three (3) Trading Days for any Notice of Exercise received after 12 p.m. EST, and (B) the Company’s receipt of payment of the aggregate Exercise Price of the Warrant ADSs thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d) (such date, the “Warrant ADS Delivery Date”). The Warrant ADSs shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such ADSs for all purposes, as of the date the Warrant ADSs have been issued to the Holder. Until the Warrant ADSs have been issued to the Holder, the Ordinary Shares to be represented by the Warrant ADSs shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Ordinary Shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted). Notwithstanding the foregoing, if, for any reason, the Warrant ADSs subject to a Notice of Exercise are not delivered to the Holder by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Holder fails to make payment of the aggregate Exercise Price of the Warrant ADSs pursuant to a Notice of Exercise within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day) by wire transfer or cashier’s check drawn on a United States bank, then the Company will have the right to rescind such exercise, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d). If the Company fails to cause the ADS Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(e)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the ADS Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(e)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant ADSs for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof; provided that the ADS Depositary may close its books to deposits of shares for issuance of ADSs at its discretion in accordance with the terms of the ADS Deposit Agreement.

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v. No Fractional Shares or Scrip. No fractional ADSs or scrip representing fractional ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS.

vi. Charges, Taxes, and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees charged by the ADS Depositary.

vii. Closing of Books. The Company will not close its Ordinary Share books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

f) Holder’s Exercise Limitations.

i. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(f), the foregoing sentence, the number of ADSs beneficially owned by the Holder and its Affiliates shall include the number of ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of

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this Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(f), in determining the number of outstanding ADSs, a Holder may rely on the number of outstanding ADSs as reflected in (A) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Private Issuer on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the ADS Depositary setting forth the number of ADSs outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Company shall within two Trading Days confirm orally and in writing to the Holder the number of ADSs then outstanding. In any case, the number of outstanding ADSs shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding ADSs was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs upon exercise of this Warrant held by the Holder and the provisions of this Section 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

ii. To the extent the exercise of any portion of this Warrant requires the Company to receive the approval of the Company’s shareholders pursuant to NASDAQ Capital Market Listing Rules or the securities laws of any other applicable jurisdiction (including but not limited to Chapter 6 of the Corporations Act), the Company shall not effect such exercise of this Warrant, and a Holder shall not have the right to exercise any such portion of this Warrant, pursuant to Section 2 or otherwise, unless and until such approval has been received by the Company.

Section 3. Certain Adjustments.

a) Shares Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, as applicable or (iv) issues by reclassification of Ordinary Shares or ADSs any

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shares in the share capital of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury Ordinary Shares or ADSs, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of Warrant ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of holders of Ordinary Shares or ADSs, as applicable, to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Number of Warrant ADSs. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3(a), the number of Warrant ADSs that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant ADSs shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares or ADSs are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or 50% or more of the voting power of the entire share capital of the Company (including any Ordinary Shares underlying the ADSs, as applicable), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization, or recapitalization of Ordinary Shares or ADSs or any compulsory exchange pursuant to which the Ordinary Shares or ADSs are effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement, buy-back, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares or ADSs (not including any Ordinary Shares or ADSs held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option

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of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

d) Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to, and not in limitation of, the other provisions of this Section 3, excluding any Excluded Securities issued after the Closing Date, the Company in any manner issues or sells or enters into any agreement to issue or sell Options or Convertible Securities that contain terms, such as conversion rate or price adjustments, that offset, in whole or in part, declines in the market value of the Company’s ADSs occurring prior to conversion or exchange (other than terms that adjust for share splits, share combinations, share dividends, or other Company-initiated changes in its capitalizations) (each of the formulations for such adjustments being herein referred to as, the “Variable Price”, and any such securities, “Variable Price Securities”), the Company shall provide written notice thereof via .PDF format via electronic mail pursuant to the notice provisions of the Purchase Agreement to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion, to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Notice of Exercise delivered upon any exercise of this Warrant that, solely for purposes of such exercise, the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of ADSs or Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of ADSs or Ordinary Shares (excluding treasury ADSs or Ordinary Shares, if any, as applicable) issued and outstanding.

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f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail or deliver via electronic mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares or ADSs are converted into other securities, cash, or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights, or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares or ADSs of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as

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applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued, subject to any applicable restrictive legends on the Warrants or Warrant ADSs.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. Subject to any limitations imposed by applicable law and the representations and warranties of the Holder as set out in Section 5, this Warrant may be offered for sale, sold, transferred, or assigned without the consent of the Company.

Section 5. Representations and warranties by the Holder.

a) The Holder, by the acceptance hereof, represents and warrants to the Company that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act; provided, however, that the Investor reserves the right to dispose of the Purchase Agreement Securities at any time in accordance with federal and state securities laws and the applicable securities laws of any jurisdiction relevant to such disposition and subject to compliance with the terms of this Agreement.

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b) The Holder, by acceptance hereof, further represents and warrants to the Company that:

c) it is acquiring the Warrant, and upon any exercise hereof, will acquire the Warrant ADSs issuable upon any exercise thereof in compliance with the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisitions and Takeovers Regulation 2015 (Cth) and will not be required to give notice to the Treasurer of the Commonwealth of Australia under such laws and regulations; and

d) it is a “sophisticated investor” or a “professional investor” pursuant to section 708(8) or section 708(11) of the Corporations Act respectively, otherwise exempted from the disclosure requirements under Chapter 6D of the Corporations Act or is a person outside Australia to whom an offer of securities can be made in accordance with the applicable laws of the jurisdiction in which the Holder is situated or subject to without a prospectus disclosure;

e) it is not a “related party” (as that term is not defined in the Corporations Act);

f) it acknowledges that the Company is issuing the Warrant and Warrant ADSs for the purpose of raising capital for the Company and not for the purpose of the Holder selling or transferring such Warrant, or selling or transferring, granting, issuing or transferring interests in, or options or warrants over the Warrant ADSs. Rather, it is the Company’s preference that the Holder acquires the such Warrant and/or Warrant ADSs and remain medium to long term holders of such Securities; and

g) its present intention is to be a holder of the Warrant and Warrant ADSs for a minimum period of at least 12 months after the issuance of those securities. This confirmation is understood to be a statement by the Holder of its present intention only and not an undertaking not to sell, particularly where the Holder’s investment objectives or market conditions change.

Section 6. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(a).

b) Loss, Theft, Destruction, or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant or any ADS certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or ADS certificate, if mutilated, the Company will make and deliver a new Warrant or ADS certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or ADS certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

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d) Authorized Ordinary Shares. The Company covenants that, during the period the Warrant is outstanding, all corporate authorizations will be procured to issue a sufficient number of Ordinary Shares to provide for the issuance of the Warrant ADSs upon the exercise of any purchase rights under this Warrant (the “Required Reserve Amount”). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Ordinary Shares underlying the Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs representing such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs may be listed. The Company covenants that all Warrant Shares underlying the Warrant ADSs which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid, and nonassessable (meaning, for the purposes of this Warrant, that holders of such securities, having fully paid all amounts due on the issuance of such securities, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company or subject to any call for payment of further capital in their capacity solely as holders of securities) and free from all taxes, liens, and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) ADS Depositary Instructions. The Company covenants and agrees that it will, at all times during the period the Warrant is outstanding, maintain a duly qualified independent ADS Depositary. Subject to Section 5(g), the Company warrants that it will not direct its ADS Depositary not to transfer or delay, impair, and/or hinder its ADS Depositary in transferring (or issuing and delivering)(electronically or in certificated form) any certificate or book-entry statement for Warrant ADSs to be issued to the Holder upon exercise of or otherwise pursuant to this Warrant as and when required by this Warrant and the Purchase Agreement (provided, however, that the ADS Depositary shall not be required to remove restrictive legends from the Warrant ADSs if it has not received customary and reasonable documentation with respect to such removal to its satisfaction). Nothing in this Section shall affect in any way the Holder’s obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Warrant ADSs. As a condition to any resale of the Warrant ADSs, (x) the Company, the ADS Depositary or the Transfer Agent may require an opinion of the Company’s legal counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent to the effect that such resale has been registered under the Securities Act pursuant to the Registration Statement or does not require registration under the Securities Act pursuant to an available exemption therefrom, and (y) the Investor shall provide to the Company, its legal counsel, the ADS Depositary, and the Transfer Agent such representations by the Investor and/or the broker executing such resale or other documentation required by the Company, its legal counsel, the ADS Depositary, and the Transfer Agent in support of such opinion. If the Company fails to cause its legal counsel to provide the legal opinion described in the immediately preceding sentence in connection with a resale effected pursuant to an exemption from registration under the Securities Act (including Section 4(a)(1) of the Securities Act and the Rule 144 safe harbor thereunder) and if permitted by the ADS Depositary and the Transfer Agent, the Investor shall have the right to provide an opinion of a legal counsel selected by the Investor, which opinion shall be in form and substance satisfactory to the Company (together with any representations by the Investor and/or the broker executing such resale or other documentation

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required by the Company, the ADS Depositary, and the Transfer Agent in support of such opinion), the cost of which shall be borne by the Company. The Company shall also pay all costs associated with any opinions delivered by its legal counsel. If the Company or a Holder provides such an opinion and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Warrant ADSs, promptly instruct its ADS Depositary to issue and deliver one or more certificates or book-entry statements, free from restrictive legend, in such name and in such denominations as specified by the Holder with respect to such Warrant ADSs. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(e) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

f) Disputes regarding Number of Warrant ADSs or Exercise Price.

i. In the case of a dispute relating to the Number of Warrant ADSs or the Exercise Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other Party via facsimile or electronic mail within five (5) Business Days after the Party learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Number of Warrant ADSs or the Exercise Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company and the Holder may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute. If the Parties cannot agree upon such an investment bank within ten (10) Business Days of the date of the initial notice, the Parties shall submit the dispute to to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware pursuant to Section 5(q).

ii. The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the above and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the Party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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iii. The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the losing Party, and such investment bank’s resolution of such dispute shall be final and binding upon all Parties. The terms of this Agreement and each other applicable Transaction Document and the Required Dispute Documentation shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents.

iv. Both the Company and the Holder expressly acknowledge and agree that (i) this Section 6(f) constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 5701, et seq. of the Delaware Code Title 10 with respect to the dispute described in Section 6(f)(i) and that both the Company and the Holder are authorized to apply for an order to compel arbitration pursuant to Delaware Code Title 10 § 5703 in order to compel compliance with this Section 6(f).

g) Restrictions.

i. The Holder acknowledges that, unless the conditions of the issuance of unrestricted Warrant ADSs have been satisfied, the Warrant ADSs acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws. The certificate(s) or book-entry statement(s) representing any Warrant ADSs issued pursuant to this Warrant, except as set forth below, may bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of any such Warrant ADSs):

THE ORDINARY SHARES UNDERLYING THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. AS A RESULT THESE SECURITIES (INCLUDING THE ORDINARY SHARES UNDERLYING SUCH SECURITIES) MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).

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ii. Upon the written request by the Holder to the Company if, at the time of such request, the Investor (i) is not, and has not been during the preceding three months, an Affiliate of the Company, (ii) has held the applicable Purchase Agreement Securities subject to such request for at least one year as determined in accordance with Rule 144, (iii) all of the other requirements of Rule 144 for the resale of the Warrant ADSs subject to such request are satisfied and (iv) concurrently with such request, the Holder delivers to the Company, its counsel, the Transfer Agent, and the ADS Depositary a customary written certification that the requirements set forth in the foregoing clauses (i) through (iii) are accurate, the Company shall, no later than one (1) Trading Day following the delivery by the Holder to the Transfer Agent and/or ADS Depositary, as applicable, of one or more legended certificates or book-entry statements representing any Warrant ADSs subject to such request, together with such other documentation from the Holder and its designated broker-dealer as the Transfer Agent and/or ADS Depositary, as applicable, deem reasonably necessary and appropriate, authorize the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer thereof) contemplated by Section 5(g)(i) affixed to the Warrant ADSs (as applicable) subject to such request. At the times the Company authorizes the removal of the Securities Act restrictive legends on the Warrant ADSs subject to such request (and any stop transfer instructions placed against transfer thereof) pursuant to this Section 5(g)(ii), the Company shall, at its sole expense, use its commercially reasonable efforts to cause its legal counsel to issue to the Transfer Agent and/or ADS Depositary, as applicable, a legal opinion or direction letter authorizing the Transfer Agent and/or ADS Depositary, as applicable, to remove the Securities Act restrictive legends contemplated by Section 5(g)(i) on the Warrant ADSs (as applicable) subject to such request (which legal opinion or direction letter may be delivered to the Transfer Agent and/or ADS Depositary, as applicable, in advance setting forth the conditions to the removal of such legends). The Company shall be responsible for the fees of its Transfer Agent and ADS Depositary and the Company’s legal counsel associated with any such legend removals. If counsel to the Company fails to provide a legal opinion reasonably satisfactory to the Transfer Agent and/or ADS Depositary, as applicable, in accordance with this Section, the Holder shall have the right to provide an opinion of counsel selected by the Holder, the cost of which shall be borne by the Company. The Holder further understands and agrees that (i) the Warrant ADSs will be subject to secondary trading restrictions under the Corporations Act (ii) the Company does not represent or warrant, has not represented or warranted (either express or implied), at any time, that the Company has or will satisfy the criteria required under the Corporations Act to permit the Holder to transfer and on-sell the Warrant ADSs and the Ordinary Shares underlying those Warrant ADSs without restriction following the issuance of such securities; and (iii) the Company is under no obligation under this Agreement or otherwise to take any action to enable the Holder to transfer or sell the Warrant ADSs or Ordinary Shares underlying the Warrant ADSs.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers, or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

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i) Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant, without the necessity of showing economic loss and without any bond or other security being required. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

m) Amendment. This Warrant (other than Section 2(f)) may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

n) Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

o) Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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p) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

q) Jurisdiction and Venue. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Warrant, shall be submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT. The parties agree that all dispute resolution proceedings in accordance with this Section 5(q) may be conducted in a virtual setting.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Initial Exercise Date.

KAZIA THERAPEUTICS LIMITED

By:
Name: John E. Friend II
Title: Chief Executive Officer

Warrant Signature Page

EXHIBIT A

NOTICE OF EXERCISE

TO:	KAZIA THERAPEUTICS LIMITED

THE BANK OF NEW YORK MELLON

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	,

Holder’s Signature:

Holder’s Address:

B-1